FORM 8-A
                SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C.  20549


        FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
             PURSUANT TO SECTION 12(b) OR (g) OF THE
                 SECURITIES EXCHANGE ACT OF 1934

                    Venturi Technologies, Inc.
      (Exact name of registrant as specified in its charter)

               Nevada                                 86-0853635
(State of incorporation or organization)  (I.R.S. Employer Identification No.)


     1327 North State, Orem, Utah                             84057
(Address of principal executive officer)                    (Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

     Title of each class                     Name of each exchange on which
     to be so registered                     each class is to be registered




     If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General
Instruction A.(c), check the following box. [   ]

     If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. [ x ]

     Securities Act registration statement file number to which this form relates: 333-60491

     Securities to be registered pursuant to Section 12(g) of the Act:


                Common Stock, .001 par value per share
                          (Title of class)


                          (Title of class)


             INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.  Description of Registrant's Securities to be Registered.

     This information is incorporated by reference to the Registrant's Amendment No. 4 to Form SB-2 Registration Statement filed with the Securities and Exchange Commission on December 3, 1998 and declared effective on the same date.

Item 2. Exhibits.

     This information is incorporated by reference to the Registrant's Registration Statement on Form SB-2 filed with the Securities and Exchange Commission on August 3, 1998; and to the amendments thereto filed on October 19, 1998 and November 16, 1998.

                           SIGNATURE

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

(Registrant)   Venturi Technologies, Inc.
Date 12/18/98
By   /s/
     Gaylord M. Karren, Chairman and Chief Executive Officer

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